Exhibit 10.1

Execution Version

MANAGEMENT AGREEMENT

among

LMRK Issuer co III LLC,

LMRK Propco 3 LLC

and

LANDMARK INFRASTRUCTURE PARTNERS GP LLC,

as Manager

Dated as of June 6, 2018

i

LIST OF SCHEDULES AND EXHIBITS

Schedule I – List of Tenant Site Assets

Exhibit A – Initial Budget

Exhibit B – Form of Manager Report

Exhibit C – Form of Manager Extension Letter

ii

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”) is entered into as of June 6, 2018 (the “Effective Date”) by and among LMRK Issuer Co III LLC, a Delaware limited liability company (the “Issuer”), LMRK PropCo 3 LLC, a Delaware limited liability company (the “Original Asset Entity” and,  together with any entity that becomes a party hereto after the date hereof as an “Additional Asset Entity,” the “Asset Entities” and, the Asset Entities and the Issuer, collectively, the “Obligors”) and Landmark Infrastructure Partners GP LLC, a Delaware limited liability company (the “Manager”).

SECTION 1.Definitions.

(a)Defined Terms.  All capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Indenture.  As used in this Agreement, the following terms shall have the following meanings:

“Actual/360 Basis” shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during the relevant period in a year assumed to consist of 360 days.

“Additional Asset Entity” shall have the meaning ascribed to it in the preamble hereto.

“Administrative Services” shall have the meaning specified in Section 4(a).

“Agreement” shall mean this Management Agreement, together with all amendments hereof and supplements hereto.

“Asset Entities” shall have the meaning ascribed to it in the preamble hereto.

“Available Funds” shall have the meaning specified in Section 26(f)(iii).

“Backup Manager” shall mean Wilmington Trust, National Association, and its successors and permitted assigns, pursuant to the Backup Management Agreement.

“Backup Management Agreement” shall mean the Backup Management Agreement, dated as of the date hereof, by and among the Issuer, the Manager, the Backup Manager and the Indenture Trustee.

“Budget” shall mean each of the Operating Budget and the CapEx Budget.

“Effective Date” shall have the meaning ascribed to it in the preamble hereto.

“Expiration Date” shall mean July 31, 2018, as such date may be extended from time to time pursuant to Section 22(a).

“Extension Notice” shall have the meaning specified in Section 22(a).

“Indemnified Party” and “Indemnitor” shall mean the Manager (and its employees, directors, officers, agents, representatives and shareholders) and Obligors, respectively, as to Section 25(a) and shall mean the Obligors and Manager, respectively, as to Section 25(b).

“Indenture” shall mean the Indenture, dated as of the date hereof, among the Obligors and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”).

“Information” shall have the meaning specified in Section 26(h).

“Management Fee” shall have the meaning specified in Section 12.

“Management Services” shall have the meaning specified in Section 3.

“Manager” shall have the meaning ascribed to it in the preamble hereto.

“Manager Report” shall have the meaning specified in Section 3(e).

“Obligors” shall have the meaning ascribed to it in the preamble hereto.

“Operating Account” shall have the meaning specified in Section 9(a).

“Operation Standards” shall mean the standards for the performance of the Services set forth in Section 7.

“Original Asset Entity” shall have the meaning ascribed to it in the preamble hereto.

“Other Services” shall have the meaning specified in Section 6(a).

“Permitted Activities” shall have the meaning specified in Section 20.

“Permitted Investments” shall have the meaning specified in the Cash Management Agreement.

“Records” shall have the meaning specified in Section 14.

“Services” shall mean, collectively, the Management Services and the Administrative Services.

“Servicing Agreement” shall mean the Servicing Agreement, dated as of the date hereof, by and between the Indenture Trustee and Midland Loan Services, a division of PNC Bank, National Association (the “Servicer”).

“Sub-Manager” shall have the meaning specified in Section 26(d).

“Sub-Management Agreement” shall have the meaning specified in Section 26(d).

“Successor Manager” shall have the meaning specified in Section 26(h).

“Term” shall have the meaning specified in Section 22.

(b)Rules of Construction.  Unless the context otherwise requires:

(i)a term has the meaning assigned to it;

(ii)an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(iii)“or” is not exclusive;

(iv)“including” means including without limitation;

(v)words in the singular include the plural and words in the plural include the singular;

(vi)all references to “$” are to United States dollars unless otherwise stated;

(vii)any agreement, instrument or statute defined or referred to in this Agreement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(viii)references to a Person are also to its permitted successors and assigns; and

(ix)the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

SECTION 2.Appointment.  On the terms and conditions set forth herein, each Obligor hereby engages the Manager to perform the Services as described herein.  The Manager hereby accepts such engagement.  The Manager is an independent contractor, and nothing in this Agreement or in the relationship of any Obligor with the Manager shall constitute a partnership, joint venture or any other similar relationship.

SECTION 3.Management Services.  During the Term, the Manager shall, subject to the terms hereof, perform those functions reasonably necessary to maintain, manage and administer the Tenant Site Assets (collectively, the “Management Services”), all in accordance with the Operation Standards.  Without limiting the generality of the foregoing, the Manager will have the following specific duties in relation to the Tenant Site Assets:

(a)Tenant Site Asset Operations.  The Manager shall monitor and manage each Asset Entity’s property rights associated with the Tenant Site Assets (including negotiating renewals of Tenant Leases on behalf of the Asset Entities in the ordinary course of business) and maintaining the Insurance Policies pursuant to Section 15 hereof.  The Manager shall perform on behalf of each Asset Entity any obligation reasonably required of such Asset Entity pursuant to any Tenant Lease, Asset Agreement or other agreement related to the Tenant Site Assets (other than the payment of amounts due from the Asset Entities thereunder, which payments shall be paid out of the Operating Account as provided herein).

(b)Administration of Tenant Leases.  The Manager shall, on behalf of the Asset Entities, (i) maintain a database of the Tenant Leases indicating, for each Tenant Lease, the amount of all payments due from the Tenant thereunder and the dates on which such payments are due, (ii)  invoice all Rents and Receipts due under the Tenant Leases and otherwise with respect to the Tenant Site Assets, in each case to the extent required by such agreements and licenses, and use commercially reasonable efforts to collect all such Receipts and Rents and other amounts due under the Tenant Leases and otherwise, (iii) managing delinquencies and defaults under the Tenant Leases, (iv) perform all services required to be performed by the Asset Entities under the terms of the Tenant Leases and (v) otherwise use commercially reasonable efforts to ensure compliance on the part of the Asset Entities with the terms of the Transaction Documents and each Asset Agreement and Tenant Lease, all in accordance with the Operation Standards.  Each Asset Entity hereby authorizes the Manager to take any action the Manager deems to be necessary or appropriate to enforce the terms of the Transaction Documents and each Asset Agreement and Tenant Lease in accordance with the Operation Standards, including the right to exercise (or not to exercise) any right such Asset Entity may have to collect Rent and other amounts due under the Asset Agreements or Tenant Leases (whether through judicial proceedings or otherwise), to terminate any Tenant Lease, Asset Agreement or to evict any Tenant.  The Manager shall also have the right, in accordance with the Operation Standards, to compromise, settle and otherwise resolve claims and disputes with regard to the Asset Agreements and Tenant Leases.  The Manager may agree to any modification, waiver or amendment of any term of, forgive any payment on, and permit the release of any Tenant on, any Asset Agreement or Tenant Lease pertaining to the Tenant Site Assets as it may determine to be necessary or appropriate in accordance with the Operation Standards.

(c)Compliance with Law, Etc.  The Manager will take such actions within its reasonable control as may be necessary to comply in all material respects with any and all laws, ordinances, orders, rules, regulations, requirements, permits, licenses, certificates of occupancy, statutes and deed restrictions applicable to the Tenant Site Assets.  The cost of complying with this paragraph shall be the responsibility of the Asset Entities, shall be considered an Operating Expense, shall be included in the Operating Budget and shall be payable out of the Operating Account.

(d)Within two (2) Business Days of identification thereof, the Manager shall transfer all amounts deposited into the Lock Box Account and attributable to the Tenant Site Assets (other than Shared Rent, which will be transferred as designated by the Manager, in the amounts identified by the Manager as Shared Rent, to the applicable party entitled thereto) to the Collection Account.

(e)On the day that is four (4) Business Days prior to each Payment Date, the Manager shall furnish to the Issuer, the Servicer, the Indenture Trustee and the Backup Manager

a report (the “Manager Report”) in substantially the form attached as Exhibit B with respect to the periods specified therein.  In addition, the Manager shall provide to the Servicer an updated Tenant Lease database no less frequently than every six (6) months.  The Manager shall, upon request, furnish such additional information pertaining to the Tenant Site Assets as each Rating Agency may reasonably request in writing, to the extent in the possession of the Manager or available to the Manager without undue burden or expense.  The Manager shall, upon request in writing, furnish such additional information to the Servicer as the Servicer deems reasonably necessary to perform its duties under the Servicing Agreement, to the extent in the possession of the Manager or available to the Manager without undue burden or expense.

SECTION 4.Administrative Services.

(a)During the Term of this Agreement, the Manager shall, subject to the terms hereof, provide to each Obligor the following administrative services in accordance with the Operation Standards (collectively, the “Administrative Services”):

(i)clerical, bookkeeping and accounting services, including maintenance of general records of the Obligors, as necessary or appropriate in light of the nature of the Obligors’ business and the requirements of the Indenture and the other Transaction Documents;

(ii)maintain accurate books of account and records of the transactions of each Obligor, render statements or copies thereof from time to time as reasonably requested by such Obligor;

(iii)prepare and file, or cause to be prepared and filed, all franchise, withholding, income and other tax returns of such Obligor required to be filed by it and arrange for any taxes owing by such Obligor to be paid to the appropriate authorities out of funds of such Obligor available for such purpose, all on a timely basis and in accordance with applicable law, rules or regulations;

(iv)administer such Obligor’s performance under the Indenture and the other Transaction Documents, including (A) preparing and delivering (or causing to be prepared and delivered) on behalf of such Obligor such Opinions of Counsel, Officers’ Certificates, reports, notices and other documents as are required under such Indenture and the other Transaction Documents and (B) holding, maintaining and preserving such Indenture and the other Transaction Documents and books and records relating to such Indenture and the other Transaction Documents and the transactions contemplated or funded thereby, and making such books and records available for inspection in accordance with the terms of such Indenture and the other Transaction Documents;

(v)take all actions on behalf of such Obligor as may be necessary or appropriate in order for such Obligor to remain duly organized and qualified to carry out its business under applicable law, rules or regulations, including making all necessary or appropriate filings with federal, state and local authorities under corporate and other applicable statutes; and

(vi)manage all litigation instituted by or against such Obligor, including retaining on behalf of and for the account of such Obligor legal counsel to perform such services as may be necessary or appropriate in connection therewith and negotiating any settlements to be entered into in connection therewith; provided that, with respect to any such litigation that refers to any property interest of the Indenture Trustee, on behalf of the Noteholders, in litigation papers accompanying a summons as a result of the conveyance by an Asset Entity to the Indenture Trustee, the Manager shall act on behalf of the Indenture Trustee to manage such litigation and shall promptly advise the Indenture Trustee and the Servicer, what action, if any, the Manager is taking, or intends to take, in connection therewith; provided, further, the Manager shall answer and appear on the Indenture Trustee’s behalf, but in no event shall the Manager accept a default judgment to the extent the related proceeding asserts any personal or institutional claims against the Indenture Trustee without the consent of the Indenture Trustee; provided, further, that, during a Special Servicing Period, the Servicer shall be entitled to assume the rights and obligations of the Manager pursuant to this clause (vi).

(b)The Obligors acknowledge that, for tax purposes, the Manager will allocate the value of its services among the Obligors on a basis determined by the Manager in its reasonable discretion and the Obligors agree to be bound by such allocation and to file any required tax returns on a basis consistent with such allocation.

SECTION 5.Reporting.  The Manager shall maintain full and accurate books of accounts and other records reflecting the results of the operations of the Tenant Site Assets on a consolidated basis and shall deliver to the Indenture Trustee and the Servicer (in a form reasonably satisfactory to the Servicer) within forty-five (45) days after the end of each calendar month, commencing with the month of July, reports of Operating Expenses (presented on a monthly and year to date basis).

SECTION 6.Other Services.

(a)The Manager may, subject to Section 6(b) below, provide to each Asset Entity marketing and leasing services in accordance with the Operation Standards (collectively, the “Other Services”).  Such services may include marketing of Site Space, conducting diligence on potential new tenants and procuring Tenant Leases with third party customers for the Tenant Site Assets, including locating potential Tenants, negotiating Tenant Leases with such Tenants and executing or brokering Tenant Leases as agent and attorney-in-fact for the Asset Entities (including renewals, expansions, equipment changes, rental abatements, relocations, maintenance agreements, terminations and extensions of such Tenant Leases).  To the extent that the Manager agrees to provide such services, the Manager shall have complete authority to negotiate all of the terms of each Tenant Lease, both economic and non-economic, as well as complete authority to negotiate and execute amendments and other modifications thereto in the name of or on behalf of the Asset Entities; provided, however, that the terms of any Tenant Lease or amendment or modification thereof shall be on commercially reasonable terms and in accordance with the Operation Standards.  Notwithstanding the absence of an agreement to provide such services, the Asset Entities specifically authorize the Manager to develop, operate and maintain marketing materials, including an internet website, pursuant to which the Tenant Site Assets may be marketed as an integrated network (including other telecommunication facilities owned or operated by the Manager or its Affiliates other than the Asset Entities), recognizing that such marketing efforts may not identify the particular Asset Entity related to a particular Tenant Site Asset.

(b)Any provision of Other Services to the Asset Entities by the Manager shall be subject to an additional agreement between the Manager and the Obligors, pursuant to which the Obligors shall agree to provide additional compensation to the Manager; provided that the obligation to pay any such additional compensation shall be limited to, and payable only from and to the extent of, funds otherwise available to the Obligors in accordance with Section 5.01(a)(xiv) of the Indenture.

SECTION 7.Operation Standards.  The Manager shall perform the Services in accordance with and subject to the terms of the Indenture and the other Transaction Documents, the Tenant Leases, the Asset Agreements and applicable law, rules or regulations and, to the extent consistent with the foregoing, (i) using the same degree of care, skill, prudence and diligence that the Manager employed in the management of Tenant Site Assets prior to the date hereof and, to the extent applicable, that the Manager uses for other similar assets it manages and (ii) with the objective of timely collections of Rents under the Tenant Leases.  The Manager hereby acknowledges that it has received a copy of the Indenture and the other Transaction Documents and agrees not to take any action or fail to take any action within its control that would cause the Obligors to be in default thereunder.  The services performed in relation to the Tenant Site Assets shall be of a scope and quality not less than those generally performed by professional managers performing services consistent with those required of the Manager under this Agreement for assets similar in type and quality to the Tenant Site Assets that are located in the same geographical market areas as the Tenant Site Assets.

SECTION 8.Authority of Manager.  During the Term, the parties recognize that the Manager will be acting as the exclusive agent of the Obligors with regard to the Services described herein.  Each Asset Entity hereby grants to the Manager the exclusive right and authority, and hereby appoints the Manager as its true and lawful attorney‑in‑fact, with full authority in the place and stead of such Asset Entity and in the name of such Asset Entity, to negotiate, execute, implement, amend or terminate, as circumstances dictate, for and on behalf of such Asset Entity, any and all Tenant Leases, Asset Agreements, contracts, permits, licenses, registrations, approvals, amendments and other instruments, documents and agreements as the Manager deems necessary or advisable in accordance with the Operation Standards.  The Manager will also have the authority to enforce, terminate and compromise disputes under all Tenant Leases, Asset Agreements and all other agreements and documents, as the Manager deems necessary and desirable.  In addition, the Manager will have full discretion in determining (subject to the Operation Standards and subject to the limitations set forth in Section 4(a)(vi)) whether to commence litigation on behalf of an Asset Entity, and will have full authority to act on behalf of each Asset Entity in any litigation proceedings or settlement discussions commenced by or against any Asset Entity.  Each Asset Entity shall promptly execute such other or further documents as the Manager may from time to time reasonably request to more completely effect or evidence the authority of the Manager hereunder, including the delivery of such powers of attorney (or other similar authorizations) as the Manager may reasonably request to enable it to carry out the Services hereunder.

SECTION 9.Operating Account; Receipts.

(a)Operating Account.  On or prior to the Effective Date, the Manager shall establish, and at all times during the Term of this Agreement shall maintain, one or more operating bank accounts in the name of an Obligor or on behalf of one or more Asset Entities (such account or accounts being the “Operating Account”).  The Asset Entities shall deposit or cause to be deposited funds received in accordance with Sections 5.01(a)(v) and 5.01(a)(vii) of the Indenture into the Operating Account for the payment of Capital Expenditures and Operating Expenses (other than Impositions and Insurance Premiums that are to be paid from (and to the extent of) available cash on deposit in the Impositions and Insurance Reserve Account pursuant to the Indenture) in accordance with the amounts and timing set forth in the Budget.  At all times during the Term of this Agreement the Manager shall have full access to the Operating Account for the purposes set forth herein, and all checks or disbursements from the Operating Account will require only the signature of the Manager.  Funds may be withdrawn by the Manager from the Operating Account only (i) to pay Operating Expenses and Capital Expenditures in accordance with the terms hereof, (ii) to withdraw amounts deposited in error and (iii) if the Manager determines, in accordance with the Operation Standards, that the amount on deposit in the Operating Account exceeds the amount required to pay the Operating Expenses and Capital Expenditures as the same become due and payable, to make such other distributions as the Issuer may direct.  The Manager may direct any institution maintaining the Operating Account to invest the funds held therein in one or more Permitted Investments as the Manager may select in its discretion.  All interest and investment income realized on funds deposited therein shall be deposited to the Operating Account.

(b)Receipts.  The Manager shall cause all Receipts to be deposited directly into the applicable Lock Box Account as required by the Indenture and the other Transaction Documents.  The Manager acknowledges that the Obligors are obligated under the Transaction Documents to direct all Tenants and other Persons obligated to pay any Rents and Receipts directly to the applicable Lock Box Account for deposit into the Collection Account.  The Manager agrees to comply (and to cooperate with the Asset Entities in complying) with such requirements and directions, and the Manager agrees to give no direction to any Tenant or other Person in contravention of such requirements or directions, nor otherwise to cause any Rents or Receipts to be paid to the Asset Entities, the Manager or any other Person, whether at the direction of the Asset Entities or otherwise.  In the event the Manager shall for any reason receive any Receipts, the Manager shall deposit the same within four (4) Business Days of identification of such amounts into the applicable Lock Box Account.  The Manager hereby disclaims any and all interests in each of the Accounts and in any of the Receipts.  Upon written notice from the Indenture Trustee or the Servicer that an Event of Default has occurred under the Indenture or the other Transaction Documents, the Manager agrees to apply Receipts as instructed by the Servicer.

SECTION 10.Operating Budget and CapEx Budget.  Contemporaneously with the execution and delivery of this Agreement, the Manager and the Obligors have agreed on an initial Operating Budget and CapEx Budget for the period beginning on April 15, 2018 through the end of calendar year 2018, copies of which are attached as Exhibit A.  On or before each January, commencing in 2019, the Manager shall deliver to the Issuer and the Servicer (and if so requested by the Indenture Trustee promptly upon the Indenture Trustee’s request) an Operating

Budget and CapEx Budget for the following calendar year (in each case presented on a monthly and annual basis).  The Operating Budget shall identify and set forth the Manager’s reasonable estimate of all Operating Expenses on a line-item basis consistent with the form of Operating Budget attached as Exhibit A subject to the limitations set forth in Section 7.02(b) of the Indenture.  Each of the parties hereto acknowledges and agrees that the Operating Budget and the CapEx Budget represent estimates only, and that actual Operating Expenses and Capital Expenditures may vary from those set forth in the applicable Budget.  In the event the Manager determines, in accordance with the Operation Standards, that the actual Operating Expenses or Capital Expenditures for any year will materially differ from those set forth in the applicable Budget for such year, the Manager may, subject to the Indenture and the other Transaction Documents, modify or supplement such Budget in its discretion to reflect such differences.

SECTION 11.Operating Expenses and Capital Expenditures.

(a)The Manager is hereby authorized to incur Operating Expenses and to make Capital Expenditures on behalf of the Asset Entities, the necessity, nature and amount of which may be determined in the Manager’s discretion in accordance with the Operation Standards.  The Manager shall use commercially reasonable efforts to incur Operating Expenses and to make Capital Expenditures within the limits prescribed by the Budgets; provided that the Manager may at any time incur Operating Expenses and make Capital Expenditures in amounts that exceed the Operating Expenses or Capital Expenditures, as the case may be, specified in the applicable Budget if and to the extent that the Manager determines in accordance with the Operation Standards that it is necessary or advisable to do so.

(b)The Manager shall maintain accurate records with respect to each Tenant Site Asset reflecting the status of real estate and personal property taxes for Fee Sites, Insurance Premiums and other Operating Expenses payable in respect thereof and shall furnish to the Issuer and the Servicer from time to time such information regarding the payment status of such items as the Issuer or the Servicer may from time to time reasonably request.  The Manager shall arrange for the payment of all such real estate and personal property taxes, Insurance Premiums and other Operating Expenses payable by the Asset Entities as the same become due and payable out of funds available for that purpose in the Impositions and Insurance Reserve Account (in the manner contemplated by Section 4.03 of the Indenture) or the Operating Account, as applicable.  All Operating Expenses will be funded through the Impositions and Insurance Reserve Account or the Operating Account, as applicable, and the Manager shall have no obligation to subsidize, incur, or authorize any Operating Expense that cannot, or will not, be paid by or through the Impositions and Insurance Reserve Account or the Operating Account.  If the Manager determines that the funds on deposit in the Impositions and Insurance Reserve Account and the Operating Account are not sufficient to pay all Operating Expenses related to the Tenant Site Assets as the same shall become due and payable, the Manager shall notify the Issuer, the Servicer and the Indenture Trustee of the amount of such deficiency and, subject to the applicable provisions of the Indenture and other Transaction Documents, the Obligors shall deposit the amount of such deficiency therein as soon as practicable.  In the event of any such deficiency, the Manager may, in its sole discretion and in accordance with the Indenture, elect to pay such Operating Expenses out of its own funds, but shall have no obligation to do so.  The Obligors, jointly and severally, shall be obligated to pay or reimburse the Manager for all such Operating Expenses paid by the Manager out of its own funds together with interest thereon at the Prime Rate (as such terms is defined in the Servicing Agreement) on an Actual/360 Basis, payable as an Additional Issuer Expense in accordance with Section 5.01(a)(iii) of the Indenture, and such reimbursement obligation shall survive the expiration of the termination of this Agreement.

SECTION 12.Compensation.  In consideration of the Manager’s agreement to perform the Services during the Term hereof, the Obligors hereby jointly and severally agree to pay to the Manager a fee (the “Management Fee”), for each Collection Period, equal to 1.5% of the Operating Revenues of the Obligors for such Collection Period.  Such fee in respect of each Collection Period shall be payable to the Manager by the Indenture Trustee, solely from the Collection Account (subject to the availability of funds for such purpose in accordance with Section 5.01(a)(vi) of the Indenture) on each Payment Date.  On the day that is three (3) Business Days prior to each Payment Date, the Manager shall report to the Obligors and the Servicer the Management Fee then due and payable based on the information regarding Operating Revenues for the immediately preceding Collection Period then available to it.  If the Manager subsequently determines that the Management Fee so paid to it for any Collection Period was less than what should have been paid (based on a re‑computation of the Operating Revenues for such Collection Period), then the Management Fee for the next Collection Period shall be increased by the amount of the underpayment.  If the Manager subsequently determines that the Management Fee so paid to it for any Collection Period was higher than what should have been paid (based on a re‑computation of the Operating Revenues for such Collection Period), then the Management Fee for the next Collection Period shall be reduced by the amount of the overpayment.  Upon the expiration or earlier termination of this Agreement as set forth in Section 22, the Manager shall be entitled to receive, on the next succeeding Payment Date, the portion of the Management Fee which was earned by the Manager through the effective date of such expiration or termination (such earned portion being equal to the product of (a) the total Management Fee that would have been payable for the Collection Period in which such expiration or termination occurred had this Agreement remained in effect and (b) a fraction, the numerator of which is the number of days in such month through the effective date of such expiration or termination and the denominator of which is the total number of days in such month).  Notwithstanding anything to the contrary in this Section 12, the Management Fee for the first Payment Date following the Closing Date shall be based on Operating Revenues for the period beginning on the Closing Date and ending on the last day of the initial Collection Period.  The Manager shall be entitled to no other fees or payments from the Obligors as a result of the termination or expiration of this Agreement in accordance with the terms hereof.  None of the expenses necessary to the performance of the Manager’s duties (other than Operating Expenses, Capital Expenditures, the indemnities described in Section 24 and the Other Services described in Section 6) will be paid by the Obligors.

SECTION 13.Employees.  The Manager shall employ, supervise and pay (or contract with a third-party, including an Affiliate of the Manager, to provide, supervise and pay) at all times a sufficient number of capable employees as may be necessary for the Manager to perform the Services hereunder in accordance with the Operation Standards.  All employees of the Manager will be employed at the sole cost of the Manager.  All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees are the sole responsibility of the Manager, who is, in all respects, the employer of such employees.  To the extent the Manager, its designee, or any subcontractor negotiates with any union lawfully entitled to represent any such employees, it shall do so in its own name and shall execute any collective bargaining agreements or labor contracts resulting therefrom in its own name and not as an agent for any Obligor.  The Manager shall comply in all material respects with all applicable laws and regulations related to workers’ compensation, social security, ERISA, unemployment insurance, hours of labor, wages, working conditions and other employer-employee related subjects.  The Manager is independently engaged in the business of performing management and operation services as an independent contractor.  All employment arrangements in connection with the Manager’s performance of the Services hereunder are therefore solely the Manager’s concern and responsibility, and the Obligors shall have no liability with respect thereto.

SECTION 14.Books, Records, Inspections and Software.  The Manager shall, on behalf of the Obligors, keep (or cause to be kept) such materially accurate and complete books and other records pertaining to the Tenant Site Assets and the Services as may be necessary or appropriate under the Operation Standards. Such books and records shall include all Tenant Leases, Asset Agreements, corporate records, monthly summaries of all accounts receivable and accounts payable, maintenance records, Insurance Policies, receipted bills and vouchers (including tax receipts, vouchers and invoices) and other documents and papers pertaining to the Tenant Site Assets.  All such books and records (“Records”) shall be kept in an organized fashion and in a secure location.  During the Term, the Manager shall afford to the Obligors, the Servicer, the Indenture Trustee and the Backup Manager reasonable access to any Records relating to the Tenant Site Assets and the Services within its control, except to the extent it is prohibited from doing so by applicable law or the terms of any applicable obligation of confidentiality or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Obligors.  Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Manager designated by it.  The Manager will provide to the Backup Manager such licenses for software and access to the Manager’s computers as the Backup Manager shall reasonably require for the performance of its duties hereunder and under the Backup Management Agreement.

SECTION 15.Insurance Requirements.  The Manager shall maintain (or cause to be maintained), on behalf of the Obligors, all Insurance Policies required to be maintained by the Obligors pursuant to the Indenture and other Transaction Documents and such other Insurance Policies as the Manager shall determine to be necessary or appropriate in accordance with the Operation Standards.  The Manager shall prepare and present, on behalf of the Obligors, claims under any such insurance policy in a timely fashion in accordance with the terms of such policy.  Any payments on such policies shall be made to the Manager as agent of and for the account of the Obligors (and on behalf of the Obligors, for the benefit of and to be held in trust for the Indenture Trustee to the extent provided in the Indenture), except as otherwise required by the Indenture and other Transaction Documents.  All such payments shall be applied in accordance with the Indenture and the other Transaction Documents or, if the Indenture and the other Transaction Documents do not specify an application, shall be deposited into the Operating Account.  The Manager shall provide to the Indenture Trustee and the Servicer on behalf of the Obligors such evidence of insurance and payments of the premiums thereof required pursuant to the Obligors’ obligations under Section 7.05 of the Indenture.

SECTION 16.Environmental.

(a)The Obligors hereby represent and warrant as to each Tenant Site Asset that none of the Obligors have Knowledge of any material violations of Environmental Laws at the related Tenant Site.

(b)The Manager shall not consent to the installation, use or incorporation into the Tenant Site Assets of any Hazardous Materials in violation of applicable Environmental Laws and shall not consent to the discharge, dispersion, release, storage, treatment, generation or disposal of any pollutants or toxic or Hazardous Materials in material violation of Environmental Law and covenants and agrees to take reasonable steps to comply in all material respects with the Environmental Laws.

(c)The Manager covenants and agrees (i) that it shall advise the Issuer, the Indenture Trustee, the Servicer and the Backup Manager in writing of each notice of any material violation of Environmental Law of which the Manager has Knowledge, promptly after the Manager obtains Knowledge thereof and (ii) to deliver promptly to the Issuer, the Indenture Trustee, the Servicer and the Backup Manager copies of all communications from any federal, state and local governmental authorities received by the Manager concerning any such violation and Hazardous Material on, at or about the Tenant Site Assets.

SECTION 17.Cooperation.  Each Obligor and the Manager shall cooperate with the other parties hereto in connection with the performance of any responsibility required hereunder, under the Transaction Documents, or otherwise related to the Tenant Site Assets or the Services.  In the case of the Obligors, such cooperation shall include (i) executing such documents or performing such acts as may be required to protect, preserve, enhance, or maintain the Tenant Site Assets or the Operating Account, (ii) executing such documents as may be reasonably required to accommodate a Tenant or its installations, (iii) furnishing to the Manager, on or prior to the Effective Date, all keys, key cards or access codes required in order to obtain access to the Tenant Site Assets, (iv) furnishing to the Manager, on or prior to the Effective Date, all books, records, files, abstracts, contracts, Tenant Leases, Asset Agreements, materials and supplies, Budgets and other Records relating to the Tenant Site Assets or the performance of the Services and (v) providing to the Manager such other information as the Manager considers reasonably necessary for the effective performance of the Services.  In the case of the Manager, such cooperation shall include cooperating with the Indenture Trustee, the Servicer, the Backup Manager, potential purchasers of any of the Tenant Site Assets, appraisers, sellers of sites or related Tenant Site Assets, auditors and their respective agents and representatives, with the view that such parties shall be able to perform their duties efficiently and without interference.

SECTION 18.Representations and Warranties of Manager.  The initial Manager makes the following representations and warranties to the Obligors all of which shall survive the execution, delivery, performance or termination of this Agreement:

(a)The Manager is a limited liability company, validly existing and in good standing under the laws of the State of Delaware.

(b)The Manager’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Manager’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

(c)The Manager has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(d)Each Transaction Document to which the Manager is a party, assuming the due authorization, execution and delivery of such Transaction Document by each of the other parties thereto, constitutes a valid, legal and binding obligation of the Manager, enforceable against the Manager in accordance with the terms thereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e)The Manager is not in violation of, and its execution and delivery of, performance under and compliance with each of the Transaction Documents to which it is a party will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Manager’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Manager to perform its obligations under the Transaction Documents to which it is a party or the financial condition of the Manager.

(f)No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Manager of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

(g)No litigation is pending or, to the Manager’s Knowledge, threatened against the Manager that, if determined adversely to the Manager, would prohibit the Manager from entering into any of the Transaction Documents to which it is a party, or that, in the Manager’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Manager to perform its obligations under the Transaction Documents to which it is a party or the financial condition of the Manager.

(h)The Manager is not (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that target of comprehensive OFAC sanctions, or (iii) otherwise blocked, or subject to comprehensive sanctions under other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International

Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act or any similar law or regulation with respect to Iran or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”).  The Manager has not been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(i)The Manager (i) has not been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) is not, to the actual knowledge of the Manager, under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has not been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has not had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

(j)In the past five, years, the Manager (i) has not been charged with, or convicted of bribery or any other anti-corruption related offense under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Applicable Anti-Corruption Laws”), (ii) to the actual knowledge of the Manager, is not under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Applicable Anti-Corruption Laws, and (iii) has not been assessed civil or criminal penalties under any Applicable Anti-Corruption Laws.

(k)To the actual knowledge of the Manager, the Manager has not, within the last five years, directly or indirectly offered, promised, given, paid, authorized, solicited, accepted, or received anything of value to or from any Person (including a governmental official or a commercial counterparty) for the purposes of: (i) improperly influencing any act, decision or failure to act, (ii) improperly inducing a Person to do or omit to do any act in violation of their duty, or (iii) improperly inducing a Person to use his or her influence to affect any act or decision; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in material violation of any applicable law or regulation.

(l)The Manager has established policies and procedures which it reasonably believes are adequate to ensure that it will continue to be in material compliance with the Applicable Anti-Corruption Laws.

SECTION 19.Representations and Warranties of the Obligors.  Each Obligor makes the following representations and warranties to the Manager all of which shall survive the execution, delivery, performance or termination of this Agreement:

(a)Such Obligor is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b)Such Obligor’s execution and delivery of, performance under, and compliance with this Agreement, will not violate such Obligor’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any agreement or other instrument to which it is a party or by which it is bound, except where such violation, breach or default in such Obligor’s good faith and reasonable judgment, is not reasonably likely to affect materially and adversely either the ability of such Obligor to perform its obligations under this Agreement or the financial condition of such Obligor.

(c)Such Obligor has the full power and authority to own its Tenant Site Assets, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(d)This Agreement, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Obligor, enforceable against such Obligor in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e)Such Obligor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, except such violation, in such Obligor’s good faith and reasonable judgment, is not reasonably likely to affect materially and adversely either the ability of such Obligor to perform its obligations under this Agreement or the financial condition of such Obligor.

(f)No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by such Obligor of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or that, in such Obligor’s good faith and reasonable judgment, is not reasonably likely to materially and adversely affect either the ability of such Obligor to perform its obligations under this Agreement or the financial condition of such Obligor.

(g)No litigation is pending or, to the Obligor’s Knowledge, threatened against such Obligor that, if determined adversely to such Obligor, would prohibit such Obligor from entering into this Agreement or that, in such Obligor’s good faith and reasonable judgment, is reasonably likely to materially and adversely affect either the ability of such Obligor to perform its obligations under this Agreement or the financial condition of such Obligor.

SECTION 20.Permitted Activities.  For the avoidance of doubt, it is understood and agreed that nothing contained in this Agreement shall restrict the Manager, its employees, its agents or its Affiliates (or impose a duty on the Manager or any such other Person to refrain) from engaging in any business relating to managing, for itself, its Affiliates or others, similar assets (including the ownership, operation, maintenance, leasing or marketing of tenant site assets for itself or for others) without regard to any conflicts which may arise in connection therewith and even if, by doing so, such activities could be construed to be in competition with the business activities of the Obligors, subject only to the restrictions set forth below in items (i), (ii) and (iii) (“Permitted Activities”).  In the conduct of Permitted Activities the Manager agrees that (i) if the Manager arranges for a lease of a tenant site asset with a tenant that is also a Tenant under a Tenant Lease, such new lease will be separate from and independent of the Tenant Lease(s) between the Tenant and the related Asset Entity, (ii) unless a Tenant Site Asset has been disposed of or terminated by an Asset Entity in accordance with the Indenture and the other Transaction Documents, the Manager will not solicit a Tenant to terminate a Tenant Lease for a Tenant Site Asset and replace such Tenant Lease with a tenant site asset owned, leased or managed by a Person that is not an Asset Entity and (iii) in all cases the Manager shall perform its duties and obligations hereunder in accordance with the Operation Standards notwithstanding any potential conflicts of interest that may arise, including any relationship that the Manager may have with any other owners of tenant site assets that it manages.

SECTION 21.Removal or Substitution of Tenant Site Assets; Additional Asset Entities.  If, during the Term of this Agreement, an Asset Entity assigns, disposes of or otherwise transfers all of its right, title and interest in and to any Tenant Site Asset to a Person other than another Asset Entity, the Indenture Trustee or a designee of the Indenture Trustee (whether pursuant to a taking under the power of eminent domain or otherwise) or otherwise ceases to have an interest in a Tenant Site Asset, this Agreement shall terminate (as to that Tenant Site Asset only) on the date of such assignment or transfer or other event and the Obligors shall promptly deliver to the Manager  (with  a copy to the Servicer) an amended Schedule I reflecting the removal of such Tenant Site Asset from the scope of this Agreement.  Upon the termination of this Agreement as to a particular Tenant Site Asset, the Manager and the respective Asset Entity that owns such Tenant Site Asset shall be released and discharged from all liability hereunder with respect to such Tenant Site Asset for the period from and after the applicable termination date (except for rights and obligations hereunder that are expressly stated to survive such termination).  In addition, the Obligors may at any time add any additional Tenant Site Asset to Schedule I in connection with a substitution or property addition (including addition by use of a Site Acquisition Account) permitted under the terms of the Indenture and the other Transaction Documents (excluding, for the avoidance of doubt, the addition of any Deferred Additional Tenant Site Assets to an Asset Entity).  Upon such substitution or property addition, the Obligors shall promptly deliver to the Manager (with a copy to the Servicer and the Rating Agencies) an amended Schedule I reflecting the addition of such Tenant Site Assets.  In addition, effective upon the accession to the Indenture of an Additional Asset Entity, such Additional Asset Entity shall become a party hereto as an Additional Asset Entity and the Additional Obligor Tenant Site Assets of such Additional Asset Entity shall become Tenant Site Assets managed hereunder.  The Obligors shall promptly deliver to the Manager (with a copy to the

Servicer and the Rating Agencies) an amended Schedule I reflecting the addition of any such Tenant Site Assets, whereupon the Manager shall assume responsibility for the performance of the Management Services hereunder with respect to such Tenant Site Assets and Administrative Services with respect to such Additional Asset Entity.

SECTION 22.Term of Agreement.

(a)Term.  This Agreement shall be in effect during the period (the “Term”) commencing on the date hereof and ending at 5:00 P.M. (New York time) on the Expiration Date, unless sooner terminated in accordance with the provisions of this Section 22.  The Expiration Date under this Agreement may be extended from time to time at the option of the Issuer (or the Servicer on its behalf), acting in its sole and absolute discretion, for successive one (1) month periods (so that the Expiration Date is the last day of each calendar month) by written notice to that effect to the Manager (with a copy to the Indenture Trustee and the Backup Manager) from the Issuer (or the Servicer on its behalf), as the case may be, delivered on or prior to the then-current Expiration Date (an “Extension Notice”); provided that the Servicer shall not have the right to extend the Expiration Date after the payment in full of the Obligations.  Each of the Obligors and the Manager agree that if the Issuer fails to deliver an Extension Notice to the Manager by the Expiration Date (or if such day is not a Business Day, on the following Business Day) the Manager shall, on such Expiration Date (or such subsequent Business Day), provide the Servicer (with a copy to the Indenture Trustee and the Backup Manager) with notice of such failure and the Servicer shall have ten (10) Business Days following its receipt of such notice to deliver an Extension Notice to the Manager, and notwithstanding the first sentence of this Section 22(a), this Agreement shall continue in effect for such ten (10) Business Days, unless the Servicer shall deliver a notice that it does not intend to deliver an Extension Notice. Upon the delivery of such Extension Notice, the Expiration Date shall be extended to the end of the month following the Expiration Date as in effect immediately prior to such Extension Notice. Upon delivery of an Extension Notice, the then-current Expiration Date shall be automatically extended to the date specified therein without any further action by any party.

(b)Termination for Cause.  The Issuer or the Indenture Trustee (or the Servicer on its behalf) shall renew this Agreement, unless otherwise directed by the Servicer, which direction may be given only following the occurrence of one or more of the following events:  (i) the declaration of an Event of Default, (ii) the DSCR falls to less than 1.10 to 1.0 as of the end of any calendar month and the Servicer reasonably determines that such decline in the DSCR is primarily attributable to acts or omissions of the Manager rather than factors affecting the Obligors’ industry generally, (iii) the Manager has engaged in fraud, gross negligence or willful misconduct in connection with its performance hereunder or (iv) a default on the part of the Manager in the performance of its obligations hereunder, and with respect to clause (iv), such default could reasonably be expected to have a Material Adverse Effect and remains unremedied for thirty (30) days after the Manager receives written notice thereof from the Servicer (provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then the Manager may be permitted up to an additional ninety (90) days to cure such default provided that the Manager diligently and continuously pursues such cure).

(c)Automatic Termination for Bankruptcy, Etc.  If the Manager or any Obligor files a petition for bankruptcy, reorganization or arrangement, or makes an assignment for the benefit of the creditors or takes advantage of any insolvency or similar law, or if a receiver or trustee is appointed for the assets or business of the Manager or any Obligor and is not discharged within ninety (90) days after such appointment, then this Agreement shall terminate automatically; provided that if any such event shall occur with respect to less than all of the Obligors, then this Agreement will terminate solely with respect to the Obligor or Obligors for which such event has occurred and the respective Tenant Site Assets owned, leased or managed by such Obligor(s).  Upon the termination of this Agreement as to a particular Obligor, the Manager and such Obligor shall be released and discharged from all liability hereunder for the period from and after the applicable termination date (except for rights and obligations hereunder that are expressly stated to survive any termination) and the Manager shall have no further obligation to perform any Services for such Obligor or any Tenant Site Assets owned, leased or managed by such Obligor from and after such date.

(d)Resignation by Manager.  Unless and until the Indenture has terminated in accordance with its terms and all Obligations due and owing thereunder and under the other Transaction Documents have been fully satisfied, the Manager shall not resign from the obligations and duties hereby imposed on it hereunder except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which can be taken to make the performance of its duties hereunder permissible under applicable law.  Any such determination under clause (d)(i) above permitting the resignation of the Manager shall be evidenced by an Opinion of Counsel (who is not an employee of the Manager) to such effect delivered, and in form and substance reasonably satisfactory, to the Issuer, the Servicer, the Indenture Trustee and the Backup Manager.  From and after the date on which the Indenture has terminated in accordance with its terms and all Obligations due and owing thereunder and under the other Transaction Documents have been fully satisfied, the Manager shall have the right in its sole and absolute discretion, upon thirty (30) days prior written notice to the Issuer, the Indenture Trustee, the Backup Manager and the Servicer, to resign at any time from the obligations and duties hereby imposed on it.  This Agreement shall terminate with respect to the resigning Manager on the effective date of any resignation of the Manager permitted under this paragraph (d).

(e)Backup Manager to Act.  On and after the termination of the Manager pursuant to paragraphs (b) and (c) or upon a resignation by the Manager pursuant to paragraph (d) above (other than a resignation by the Manager after all Obligations due and owing under the Transaction Documents have been fully satisfied pursuant to Section 22(d)), the Issuer shall appoint (or if the Issuer fails to so appoint, the Indenture Trustee shall appoint) the Backup Manager or its designee, by providing written notice of such appointment to the Backup Manager, as the replacement Manager if the Backup Manager is then able and willing to accept such appointment in accordance with the terms of the Backup Management Agreement.  The Manager shall duly satisfy in all material respects all obligations hereunder and on its part to be fulfilled under or in connection with the Backup Management Agreement in connection with the appointment of the Backup Manager or its designee, including the performance of all obligations of the Manager until a replacement Manager’s appointment has become effective; provided that the Manager shall be entitled to the Management Fee during such period. If the Backup Manager is unable or unwilling to act, and no Event of Default has occurred and is continuing, the Issuer shall require that the Manager be replaced with a Person chosen by the Issuer (or, if an Event of

Default has occurred and is then continuing, the Servicer) and reasonably acceptable to the Servicer.

(f)The Issuer and the Manager each agree to give prompt written notice to the Backup Manager of the occurrence of any event or circumstance of which it has Knowledge that could reasonably be expected to lead to the Manager’s termination under Sections 21(b), (c) or (d) hereof.

SECTION 23.Duties Upon Termination.  Upon the expiration or termination of the Term, the Manager shall have no further right to act for any Obligor or to draw checks on the Operating Account and shall promptly (i) furnish to the Issuer or its designee or any replacement Manager all keys, key cards or access codes required in order to obtain access to the Tenant Site Assets, (ii) deliver to the Issuer or its designee or any replacement Manager (x) all Receipts received after such termination or (y) any monies or reserves held by the Manager on behalf of the Indenture Trustee, (iii) deliver to the Issuer or its designee or any replacement Manager all books, files, abstracts, contracts, Tenant Leases, Asset Agreements, materials and supplies, Budgets and other Records relating to the Tenant Site Assets or the performance of the Services and (iv) upon request, assign, transfer, or convey, as required, to the respective Obligors all service contracts and personal property relating to or used in the operation and maintenance of the Tenant Site Assets, except any personal property which was paid for and is owned by the Manager.  The Manager shall also, for a period of six (6) months after such expiration or termination, make itself available to consult with and advise the Obligors, the Servicer and any replacement Manager regarding the operation and maintenance of the Tenant Site Assets or otherwise to facilitate an orderly transition of management to a new manager of the Tenant Site Assets; provided, that during such period, the Manager shall be entitled to be compensated by the Obligors for its out-of-pocket costs and expenses (such expenses to be deemed Additional Issuer Expenses).  Nothing in this Section 23 shall prohibit the Manager, the Obligors or any of their respective Affiliates from retaining copies of any document or instrument delivered in accordance with clauses (i), (iii) or (iv) above.  This Section 23 shall survive the expiration or earlier termination of this Agreement (whether in whole or part).

SECTION 24.[Reserved]

SECTION 25.Indemnities.

(a)Each of the Obligors agrees to, jointly and severally, indemnify, defend and hold the Manager (including, for the avoidance of doubt, any replacement Manager) and its agents, officers and employees harmless from and against any and all suits, liabilities, damages, or claims (including any reasonable attorneys’ fees and other reasonable costs and expenses relating to any such suits, liabilities or claims), in any way relating to the Tenant Site Assets, the Manager’s performance of the Services hereunder, or the exercise by the Manager of the powers or authorities herein or hereafter granted to the Manager, except for those actions, omissions and breaches of Manager in relation to which the Manager has agreed to indemnify the Obligors pursuant to Section 25(b).

(b)The Manager agrees to indemnify, defend and hold the Obligors harmless from and against any and all suits, liabilities, damages, or claims for damages (including any reasonable attorneys’ fees and other reasonable costs and expenses relating to any such suits, liabilities or claims), in any way relating to (i) any acts or omissions of the Manager or its agents, officers or employees in the performance of the Services hereunder constituting fraud, gross negligence or willful misconduct or (ii) any material breach of any representation or warranty made by the Manager hereunder. If any legal action or other proceeding of any kind is brought for the enforcement of this Agreement or because of a default, misrepresentation, or any other dispute in connection with any provision of this Agreement or the Services, the successful or prevailing party shall be entitled to recover all fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

(c)If any action or proceeding is brought against an Indemnified Party with respect to which indemnity may be sought under this Section 25, the Indemnitor, upon written notice from the Indemnified Party, shall assume the investigation and defense thereof, including the employment of counsel and payment of all expenses.  The Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the Indemnitor shall not be required to pay the fees and expenses of such separate counsel unless such separate counsel is employed with the written approval and consent of the Indemnitor, which shall not be unreasonably withheld or refused.

(d)The indemnities in this Section 25 shall survive the expiration or termination of the Agreement.

(e)The indemnities payable under this Section 25 by the Obligors shall be subject to the availability of funds for such purpose in accordance with Section 5.01(a) of the Indenture.

SECTION 26.Miscellaneous.

(a)Amendments.  No amendment, supplement, waiver or other modification of this Agreement shall be effective unless in writing and executed and delivered by the Manager and the Obligor sought to be bound thereby; provided that, until the Indenture has been terminated in accordance with its terms and all Obligations due and owing thereunder and under the other Transaction Documents have been fully satisfied, any material amendment, supplement, waiver or other modification of this Agreement shall also require the consent of the Servicer, the Indenture Trustee and a Rating Agency Confirmation (it being understood that none of the foregoing shall require the consent of any Noteholder).  No failure by any party hereto to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy available upon a breach of this Agreement, shall constitute a waiver of any of the terms of this Agreement.  The Manager shall not be bound by any amendment, supplement, or other modification to any other Transaction Document which is materially adverse to the Manager unless the Manager has consented thereto; however the Manager’s consent shall not otherwise be required as a condition for any such amendment, supplement, or other modification to be effective for all other purposes.  No amendment, supplement, waiver or other modification of this Agreement which is or may reasonably be expected to be materially adverse to the Backup Manager shall be effective unless the Backup Manager has consented thereto; provided, however, that the Backup Manager’s consent shall not otherwise be required as a condition for any such amendment, supplement, or other modification to be effective for all other purposes.

(b)Notices.  Any notice or other communication required or permitted hereunder shall be in writing and may be delivered personally or by commercial overnight carrier, telecopied or mailed (postage prepaid via the US postal service) to the applicable party at the following address (or at such other address as the party may designate in writing from time to time); provided, however, any such notice or communication shall be deemed to be delivered only when actually received by the party to whom it is addressed:

(1) To any Obligor:	c/o LMRK Issuer Co III LLC
2141 Rosecrans Avenue, Suite 2100
El Segundo, CA 90245
Attention: George Doyle

With copies to:

Landmark Infrastructure Partners LP
2141 Rosecrans Avenue, Suite 2100
El Segundo, California 90245
Attention: Legal Department

(2) To Manager:	c/o Landmark Infrastructure Partners GP LLC
2141 Rosecrans Avenue, Suite 2100
El Segundo, CA 90245
Attention: George Doyle

With copies to:

Landmark Infrastructure Partners LP
2141 Rosecrans Avenue, Suite 2100
El Segundo, California 90245
Attention: Legal Department

(c)Assignment, Etc.  The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  None of the rights, interests, duties, or obligations created by this Agreement may be assigned, transferred, or delegated in whole or in part by the Manager or any Obligor, and any such purported assignment, transfer, or delegation shall be void; provided, however, that (i) the Obligors may assign this Agreement to the Indenture Trustee and grant a security interest in their rights and interests hereunder pursuant to the Indenture and the other Transaction Documents, (ii) the Manager may, in accordance with paragraph (d) below, delegate any of its obligations hereunder to one or more Sub-Managers pursuant to one or more Sub-Management Agreements and (iii) the Manager may, in accordance with the Operation Standards, utilize the services of third-party service providers , including Affiliates of the Manager, to perform all or any portion of its Services hereunder.  Notwithstanding any such delegation or appointment of a third-party service provider, the Manager shall remain liable to the Obligors to the same extent as if the Manager were performing the Services alone, and the Manager agrees that no additional compensation shall be required to be paid by the Obligors in connection with any such delegation or third-party service provider.  The Manager hereby acknowledges that all of the rights of the Obligors hereunder have been assigned to the Indenture Trustee as collateral security for the Obligations.  The Indenture Trustee is an intended third party beneficiary of this Agreement.

(d)Sub-Management Agreements.

(i)The Manager may enter into one or more sub-management agreements (each, a “Sub-Management Agreement”) to provide for the performance by one or more third parties, including Affiliates of the Manager (each, a “Sub-Manager”) of any or all of its obligations hereunder, provided that any Sub-Management Agreement shall expressly or effectively provide that if the Manager shall for any reason no longer act in such capacity hereunder (including pursuant to Section 22(b)), any successor to the Manager hereunder (including the Backup Manager if the Backup Manager has become such successor pursuant to Section 22(e)) may thereupon either assume all of the rights and, except to the extent that they arose prior to the date of assumption, obligations of the Manager under such Sub-Management Agreement or alternatively, may terminate such rights and obligations, in either case without cause and without payment of any penalty or termination fee.

(ii)The Manager shall monitor the performance of its Sub-Managers under any Sub-Management Agreement.

(iii)The Manager will be solely liable for all fees owed by it to any Sub-Manager. Each Sub-Manager retained under the related Sub-Management Agreement will be reimbursed by the Manager for certain expenditures which it makes, generally to the same extent that the Manager would be reimbursed hereunder.

(e)Entire Agreement; Severability.  This Agreement constitutes the entire agreement between the parties hereto, and no oral statements or prior written matter not specifically incorporated herein shall be of any force or effect.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

(f)Limitations on Liability.

(i)Notwithstanding anything herein to the contrary, neither the Manager nor any member, manager, director, officer, employee, shareholder or agent of the Manager shall be under any liability to the Obligors or any other Person for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Manager against any liability to the

Obligors, the Servicer or the Indenture Trustee for the material breach of a representation or warranty made by the Manager herein or against any liability which would otherwise be imposed on the Manager solely attributable to the Manager’s fraud, gross negligence or willful misconduct in the performance of the Services hereunder.

(ii)Notwithstanding anything herein to the contrary, no party will be liable to any other for special, indirect, incidental, exemplary, consequential or punitive damages, or loss of profits, arising from the relationship of the parties or the conduct of business under, or breach of, this Agreement.

(iii)Notwithstanding any other provision of this Agreement or any rights which the Manager might otherwise have at law, in equity, or by statute, any liability of an Obligor to the Manager shall be satisfied only from such Obligor’s interest in the Tenant Site Assets, the Tenant Leases, the Asset Agreements, the Insurance Policies and the proceeds thereof, and then only to the extent that such Obligor has funds available to satisfy such liability in accordance with the Indenture, the Cash Management Agreement and the other Transaction Documents, (any such available funds being hereinafter referred to as “Available Funds”).  In the event the Available Funds of an Obligor are insufficient to pay in full any such liabilities of an Obligor, the excess of such liabilities over such Available Funds shall not constitute a claim (as defined in the United States Bankruptcy Code) against such Obligor unless and until a proceeding of the type described in Section 26(j) is commenced against such Obligor by a party other than the Manager or any of its Affiliates.

(iv)No officer, director, employee, agent, shareholder, member, manager or Affiliate of any Obligor or the Manager (except, in the case of an Obligor, for Affiliates that are also Obligors hereunder) shall in any manner be personally or individually liable for the obligations of any Obligor or the Manager hereunder or for any claim in any way related to this Agreement or the performance of the Services.

(v)The provisions of this Section 26(f) shall survive the expiration or earlier termination of this Agreement (whether in whole or in part).

(g)Governing Law; Submission to Jurisdiction.

(i)THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(ii)EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OR, IF SUCH FEDERAL COURTS DO NOT HAVE SUBJECT MATTER OR DIVERSITY JURISDICTION FOR A PARTICULAR PROCEEDING, IN THE STATE COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS AGREEMENT.

(h)Confidentiality.  The Backup Manager, or any other party succeeding to the duties of the Manager named herein (a “Successor Manager”) agrees to keep confidential (and (a) to cause its respective officers, directors and employees to keep confidential and (b) to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that such Successor Manager shall be permitted to disclose Information (i) to the extent required by the Transaction Documents, (ii) as requested by the Rating Agencies, (iii) to the extent such Successor Manager reasonably determines disclosure is necessary or advisable to perform services contemplated by this Agreement, (iv) to the extent provided in any Offering Memorandum, (v) the parties to the Indenture who are subject to the confidentiality provisions contained therein, (vi) to actual or prospective Tenants, (vii) if required to do so by any applicable statute, law, rule or regulation, or in working with any taxing authorities or other governmental agencies, (viii) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of such Successor Manager’s business or that of its Affiliates, (ix) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which such Successor Manager or an Affiliate or an officer, director, employer or shareholder thereof is a party, (x) to any Affiliate, independent or internal auditor, agent, employee or attorney of such Successor Manager provided that the Manager advises such recipient of the confidential nature of the Information being disclosed and obtains confirmation in such form as may be acceptable to the Manager to the effect that such Person will keep such Information confidential and (xi) any other disclosure authorized by such Successor Manager.  For the purposes of this paragraph (g), the term “Information” shall mean the terms and provisions of this Agreement and all financial statements, certificates, reports, Records, agreements and information (including the Tenant Leases, Asset Agreements and all analyses, compilations and studies based on any of the foregoing) that relate to the Tenant Site Assets or the Services, other than any of the foregoing that are or become publicly available other than by a breach of the confidentiality provisions contained herein.

(i)Issuer as Agent.  Each of the Obligors hereby appoints the Issuer to serve as its representative and agent to act, make decisions, and grant any necessary consents or approvals hereunder, collectively, on behalf of such Obligor.  Each Obligor hereby authorizes the Issuer to take such action as agent on its behalf and to exercise such powers as are delegated to the Issuer by the terms hereof, together with such powers as are reasonably incidental thereto.

(j)No Petition.  Prior to the date that is one year and one day after the date on which the Indenture has been terminated in accordance with its terms, all Obligations under the Indenture and under the other Transaction Documents have been fully satisfied, the Manager shall not institute, or join any other Person in instituting, or authorize a trustee or other Person acting on its behalf or on behalf of others to institute, any bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings under the laws of the United States of America or any state thereof against any Obligor or the Guarantor.

(k)Headings.  Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to effect the construction of, or to be taken into consideration in interpreting, this Agreement.

(l)Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), each of which when so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (including, without limitation, via Portable Document Format or “PDF”) shall be as effective as delivery of a manually executed counterpart hereof.

(m)Waiver of Jury Trial.  EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Manager:

LANDMARK INFRASTRUCTURE PARTNERS GP LLC

By:	/s/ George P. Doyle
Name: George P. Doyle

Title: Authorized Representative

Issuer and Obligor:

LMRK ISSUER CO III LLC

By:	/s/ George P. Doyle
Name: George P. Doyle

Title: Authorized Representative

Original Asset Entity and Obligor:

LMRK PROPCO 3 LLC

By:	/s/ George P. Doyle
Name: George P. Doyle

Title: Authorized Representative

[Signature Page to Management Agreement]

SCHEDULE I

TENANT SITE ASSETS

US-DOCS\100390964.8

Asset Number	Address	City	State	Zip
TC100108	1956 E 103rd St	Los Angeles	CA	90002-3124
TC110123	3680 Us Highway 50	Hillsboro	OH	45133-9158
TC110184	2200 Robindale Rd	Henderson	NV	89074-5374
TC110191	600 Plantation Rd	Perry	FL	32348-6220
TC110193	39457 15th St E	Palmdale	CA	93550-3445
TC110199	7290 Samuel Dr - TC110199	Denver	CO	80221-2743
TC110221	416 Mary Ave	New Smyrna Beach	FL	32168-6726
TC110235	8000 E Mississippi Ave	Denver	CO	80247-2123
TC110308	27500 HICKORY HILL ROAD	BROOKSVILLE	FL	33592
TC110309	1001 Bristol Rd	Bristol	ME	04539-3028
TC110312	35931 Fir Avenue	Yucaipa	CA	92399
TC110314	10234 4th St # RCH	Rancho Cucamonga	CA	91730-5803
TC110318	1400 E Rosedale St	Fort Worth	TX	76104-5314
TC110322	13055 Levan Rd	Livonia	MI	48150-1255
TC110328	6060 Indian Creek Dr	Miami Beach	FL	33140-2219
TC110329	6060 Indian Creek Dr	Miami Beach	FL	33140-2219
TC110333	20525 Center Ridge Rd	Rocky River	OH	44116-3437
TC110334	2903 NE 163rd St	Miami	FL	33160-4465
TC110335	6100 Wilkinson Dr	Prescott	AZ	86301-6162
TC110336	6100 Wilkinson Dr	Prescott	AZ	86301-6162
TC110337	6100 Wilkinson Dr	Prescott	AZ	86301-6162
TC110338	6100 Wilkinson Dr	Prescott	AZ	86301-6162
TC110340	1809 W Southern Ave	Phoenix	AZ	85041-4630
TC110345	4810 N 35th Ave	Phoenix	AZ	85017-3010
TC110346	120 N Ash St	Escondido	CA	92027-3058
TC110351	9474 Lapeer Rd	Davison	MI	48423-1755
TC110352	15732 Highland Valley Rd	Escondido	CA	92025-3535
TC110355	11802 East Bay Rd	Gibsonton	FL	33534-5624
TC110366	1905 Bridgeport Way W	University Place	WA	98466-4846
TC110370	4525 Riverview Blvd	Saint Louis	MO	63120-1828
TC110371	4525 Riverview Blvd	Saint Louis	MO	63120-1828
TC110372	1782 Route 73	Keene Valley	NY	12943
TC110382	9229 Touchstone Ct	Granite Bay	CA	95746-5890
TC110383	9229 Touchstone Ct	Granite Bay	CA	95746-5890
TC110384	12722 Cadiz Road	Essex	CA	92277-8058
TC110387	330 E Yoakum Ave	Kingsville	TX	78363-4440
TC110390	2204 E Monroe St	Phoenix	AZ	85034-1329
TC110392	10061 San Fernando Rd	Pacoima	CA	91331-2610
TC110404	660 N Cambell St	Rapid City	SD	57701-6944
TC110408	148 S Munn Ave	East Orange	NJ	07018-2748
TC110409	148 S Munn Ave	East Orange	NJ	07018-2748
TC110422	798 Province Line Rd	Allentown	NJ	08501
TC110430	2921 S Orlando Dr	Sanford	FL	32773
TC110434	1905 Foothill Blvd	Oakland	CA	94606
TC110435	5911 N Lindbergh Blvd	Hazelwood	MO	63042-3123
TC110472	27150 Hansen Rd	Tracy	CA	95377-8850
TC110494	6901 SW 147th Ave	Miami	FL	33193-1080
TC110509	4424 Painters Mill Rd	Owings Mills	MD	21117-4942
TC110512	1717 Via Del Rio	Corona	CA	92882
TC110513	1717 Via Del Rio	Corona	CA	92882
TC110519	750 Ogden Cyn	Ogden	UT	84401
TC110520	7570 Peace Way	Las Vegas	NV	89147
TC110521	7570 Peace Way	Las Vegas	NV	89147
TC110536	1050 N Allen Ave	Pasadena	CA	91104
TC110537	1625 Riverside Ave	Provo	UT	84604
TC110538	119 Mountain Rd	Bridgton	ME	04009-3307
TC110543	29600 Stephenson Hwy	Madison Hts	MI	48071-2339
TC110547	1312 E Center St	Spanish Fork	UT	84660-2312
TC110553	1601 E Cook Rd	Fort Wayne	IN	46825
TC110627	9700 Central Ave SW	Albuquerque	NM	87121
TC110628	8145 Rogue River Hwy	Grants Pass	OR	97527
TC120641	29600 Stephenson Hwy	Madison Hts	MI	48071-2339
TC120642	26230 SE Wally Rd	Boring	OR	97009
TC120643	535 Hawthorne Ave	Newark	NJ	07112
TC120645	193 Industrial Ave	Williston	VT	05495
TC120646	193 Industrial Ave	Williston	VT	05495
TC120664	2514 Delta Rd	Brogue	PA	17309
TC120667	1502 1/2 Tri City Beach Road	Baytown	TX	77523
TC120673	123 N Union Ave	Cranford	NJ	07016
TC120674	123 N Union Ave	Cranford	NJ	07016
TC120675	123 N Union Ave	Cranford	NJ	07016
TC120683	Pershing County	Various	NV	00000
TC120685	Elko County	Elko	NV	00000

Asset Number	Address	City	State	Zip
TC120688	Pershing County	Various	NV	00000
TC120693	Pershing County	Various	NV	00000
TC120726	18251 County Road 371	Rio Medina	TX	78066-2525
TC120738	7630 NW 25th St	Miami	FL	33122
TC120741	6926 N Sunset Dr	Wasilla	AK	99623
TC120765	901 Walton Ave	Bronx	NY	10452
TC120766	901 Walton Ave	Bronx	NY	10452
TC120812	1151 Blue Hills Ave	Bloomfield	CT	06002
TC120821	7093 South 1630 West	West Jordan	UT	84084
TC120823	150 W Saint Charles Rd	Lombard	IL	60148
TC120824	6841 SW 147th Avenue	Miami	FL	33193
TC120825	35008 Emerald Coast Parkway	Destin	FL	32541
TC120826	24587 210th Street	Paynesville	MN	56362
TC120827	6749 Texas Highway 61	Devers	TX	77538
TC120828	14502 1/2 Smith Road	Humble	TX	77396
TC120829	985 NW 1901st Road	Lone Jack	MO	64070
TC120830	1605 Thraikill Road	Grove	OH	43123
TC120831	Arlington Avenue	Thornville	OH	43076
TC120832	4849 North Milwaukee Avenue	Chicago	IL	60630
TC120833	6499 West 65th Street	Bedford Park	IL	60638
TC120834	9671A Old State Road	Chardon	OH	44024
TC120836	1280 Motherhead Road	Cottleville	MO	63304
TC120837	201 North Wisconsin Avenue	Oklahoma City	OK	73117
TC120839	5802 Seven Star Lane	Dermott	AR	71638
TC120840	2103 Coral Way	Miami	FL	33145
TC120841	6824 Edmund Highway	Lexington	SC	29073
TC120842	John Street	Ballston Spa	NY	12020
TC120843	1914 E. Vickery	Fort Worth	TX	76104
TC120844	5811 Airport Lane	Port Orange	FL	32124
TC120845	12211 Magnolia Street	Garden Grove	CA	92841
TC120879	723 Macek Rd	Richmond	TX	77469-8303
TC120934	10625 N Tatum Blvd	Phoenix	AZ	85028-3062
TC120955	1534 S Western Ave	Chicago	IL	60608
TC120998	1333 S Rural Rd	Tempe	AZ	85281-6807
TC121010	105 E Harmon Ave	Las Vegas	NV	89109-4500
TC121011	105 E Harmon Ave	Las Vegas	NV	89109-4500
TC121022	7263 103rd St	Jacksonville	FL	32210-6706
TC121023	710 Morris Park Ave	Bronx	NY	10462-3639
TC121024	696 Rhinelander Ave	Bronx	NY	10462-3547
TC121028	48 W 138th St # 54	New York	NY	10037-1712
TC121029	48 W 138th St # 54	New York	NY	10037-1712
TC121063	82 Peachtree St SW	Atlanta	GA	30303
TC121064	82 Peachtree St SW	Atlanta	GA	30303
TC121074	3402 106th St	Corona	NY	11368-1246
TC121083	8500 S Stony Island Ave	Chicago	IL	60617
TC121092	2933 Norton St	Corpus Christi	TX	78415-4901
TC121101	6790 Miller Dr	Miami	FL	33155-5722
TC121712	1100 Country Club Rd	Middletown	CT	06457-2306
TC121717	1209 E King Ave	Kingsland	GA	31548
TC121730	12188 Highway 142	Oxford	GA	30054-4420
TC121740	2805 Hunter Rd	San Marcos	TX	78666
TC121754	755 Fuller Ave SE	Grand Rapids	MI	49506
TC121758	7115 Rising Rd	Knoxville	TN	37924
TC121771	255 Magill Rd	Haughton	LA	71037-9543
TC121796	11815 Baileyton Rd	Houston	TX	77074
TC121799	522 Meadowlark Dr	Monroe	LA	71203-6915
TC121801	6350 Highway 269	Parrish	AL	35580-3850
TC121812	387 W Pontoon Rd	Granite City	IL	62040-6848
TC121821	2538 Sutherland Ave	Knoxville	TN	37919
TC121826	66-190 Kamehameha Hwy	Haleiwa	HI	96712
TC121835	3692 W 5400 S	Salt Lake City	UT	84129-3572
TC121837	11044 N Cave Creek Rd	Phoenix	AZ	85020
TC121838	3024 Lovers Ln	Krum	TX	76249
TC121839	350 W Washington St	Kearney	MO	64060-8626
TC121847	675 W Union Hills Dr	Phoenix	AZ	85027
TC121850	2200 E 73rd Ave	Spokane	WA	99223-8437
TC121851	2200 E 73rd Ave	Spokane	WA	99223-8437
TC121854	8707 San Leandro St	Oakland	CA	94621-1244
TC121872	3145 N Main St	Mansfield	TX	76063-6024
TC121884	2420 Martin Rd	Fairfield	CA	94534-8651
TC121885	7040 S Yale Ave	Tulsa	OK	74136-5700
TC121886	1320 W Burnham St	Milwaukee	WI	53204-3248
TC121887	2558 South Browns Mill Road	Freeport	IL	61032
TC131899	1647 Benning Rd NE	Washington	DC	20002

Asset Number	Address	City	State	Zip
TC131902	10535 Foothill Boulevard	Rancho Cucamonga	CA	91730-3843
TC131903	10535 Foothill Boulevard	Rancho Cucamonga	CA	91730-3843
TC131904	10535 Foothill Boulevard	Rancho Cucamonga	CA	91730-3843
TC131949	1930 Manhattan Beach Blvd	Redondo Beach	CA	90278
TC131950	1930 Manhattan Beach Blvd	Redondo Beach	CA	90278
TC131951	1930 Manhattan Beach Blvd	Redondo Beach	CA	90278
TC131952	1930 Manhattan Beach Blvd	Redondo Beach	CA	90278
TC131954	201 Trade St	San Marcos	CA	92078
TC131961	3801 S Normandie Ave	Los Angeles	CA	90037
TC131974	22411 S Dixie Hwy	Miami	FL	33170
TC131977	19002 Us Highway 12	Lemmon	SD	57638-6316
TC131981	14622 Highway 64	East Lake	NC	27953-0115
TC131982	1 South Ave	Garden City	NY	11530
TC131983	1 South Ave	Garden City	NY	11530
TC131984	1 South Ave	Garden City	NY	11530
TC131986	1 South Ave	Garden City	NY	11530
TC131987	1435 E Shelbourne Ave	Las Vegas	NV	89123-2404
TC131999	7725 W Reno Ave	Oklahoma City	OK	73127-9711
TC132014	9014 Shreveport Hwy	Leesville	LA	71446
TC132022	3115 35th Ave	Greeley	CO	80634-9415
TC132034	5495 Tubman Rd	Appling	GA	30802-3501
TC132067	16 W Ogden Ave	Westmont	IL	60559-1358
TC132068	16 W Ogden Ave	Westmont	IL	60559-1358
TC132069	16 W Ogden Ave	Westmont	IL	60559-1358
TC132079	2402 Crystal Bend Dr	Pflugerville	TX	78660
TC132097	17285 NE 70th St	Redmond	WA	98052
TC132098	17285 NE 70th St	Redmond	WA	98052
TC132099	17285 NE 70th St	Redmond	WA	98052
TC132113	1934 West Garfield Boulevard	Chicago	IL	60609
TC132116	3930 SE 72nd Ave	Des Moines	IA	50320-0000
TC132119	8630 E Via De Ventura	Scottsdale	AZ	85258
TC132146	357 County Road 4550	Spurger	TX	77660
TC132185	1605 E Monroe St	Mt Pleasant	IA	52641-3205
TC132186	1601 Court Street	Syracuse	NY	13208-1834
TC132187	325 SE CR 3070	Corsicana	TX	75109
TC132196	E 33rd St	Long Beach	CA	90755
TC132205	7850 South Rita Road	Tucson	AZ	85747
TC132207	1909 E 4th St	Long Beach	CA	90802
TC132237	5608 E Ashlan Ave	Fresno	CA	93727
TC132238	5608 E Ashlan Ave	Fresno	CA	93727
TC132239	34835 N 7th Street	Phoenix	AZ	85086
TC132240	34835 N 7th Street	Phoenix	AZ	85086
TC132247	1909 E 4th St	Long Beach	CA	90802
TC132288	3220 Iowa Ave	Vicksburg	MS	39180
TC132289	3 Civic Center Plaza	Mankato	MN	56001-7784
TC132295	7825 328th Ct SE	Fall City	WA	98024-6718
TC132305	1004 Hegeman Ave	Brooklyn	NY	11208
TC132317	64 Klein Ave	Hunter	NY	12442-0000
TC132318	64 Klein Ave	Hunter	NY	12442-0000
TC132320	Tax Parcel No. 163.00-3-14	hunter	NY	12442
TC132321	Tax Parcel No. 163.00-3-14	hunter	NY	12442
TC132327	210 Forest Ridge Dr	Elgin	TX	78621
TC132336	5220 Bataan Memorial E	Las Cruces	NM	88011
TC132337	5220 Bataan Memorial E	Las Cruces	NM	88011
TC132339	1941 State Highway 59 S	Bowie	TX	76230
TC132341	11810 Adel Rd	Houston	TX	77067-2206
TC132344	2521 NW 6th St	Fort Lauderdale	FL	33311
TC132368	7310 N 27th Ave	Phoenix	AZ	85051
TC132376	1107 W Wilson St	Valliant	OK	74764-8012
TC132377	128 Thatcher Hill Rd	Marlborough	NH	03455-2541
TC132378	1250 Presidents Place	Quincy	MA	02169
TC132379	68 Huguenot Rd	Oxford	MA	01540-2335
TC132384	13 Longley Place	LaGrange	GA	30240-6351
TC132385	716 Campbell St	Lagrange	GA	30240-6351
TC132386	26 Robertson St	Lagrange	GA	30240-6351
TC132388	606 S East St	Erie	KS	66733
TC132391	802 College Ave	Shelby	NC	28152
TC132399	1593 Highway 150	Bessemer	AL	35022
TC132400	5801 Commercial Avenue	Madison	WI	53718
TC132402	1743 S Nc 111 Hwy	Chinquapin	NC	28521
TC132407	13636 Vaughn St	San Fernando	CA	91340
TC132419	14071 1/2 Polk St	Sylmar	CA	91342-2223
TC132420	14071 1/2 Polk St	Sylmar	CA	91342-2223
TC132423	322 Beaver Brook Rd	Lyme	CT	06371-3205

Asset Number	Address	City	State	Zip
TC132424	101 W De Renne Ave	Savannah	GA	31405
TC132428	40 Exchange Place	New York	NY	10005-2701
TC132429	40 Exchange Place	New York	NY	10005-2701
TC132432	2239 Hylan Blvd	Staten Island	NY	10306
TC132435	20 Webster Street	Jaffrey	NH	03452
TC132437	1720 Brierley Way	Sparks	NV	89434
TC132439	4815 S Harvard Ave	Tulsa	OK	74135
TC132441	168 Clinton Ave	Jersey City	NJ	07304
TC132449	65 & 69 Wheeler St	New Haven	CT	06512
TC132450	65 & 69 Wheeler St	New Haven	CT	06512
TC132451	65 & 69 Wheeler St	New Haven	CT	06512
TC132464	8601 4th St NW	Los Ranchos	NM	87114
TC132465	8601 4th St NW	Los Ranchos	NM	87114
TC132466	4s361River Rd	Naperville	IL	60563
TC132467	4s361River Rd	Naperville	IL	60563
TC132468	11829 South St	Cerritos	CA	90703
TC132469	11829 South St	Cerritos	CA	90703
TC132470	11829 South St	Cerritos	CA	90703
TC132471	Section 19, Township 5 S, Range 4 E	County of Wasatch	UT	84043
TC132473	Section 19, Township 5 S, Range 4 E	County of Wasatch	UT	84043
TC132474	Section 19, Township 5 S, Range 4 E	County of Wasatch	UT	84043
TC132475	7301 Germantown Ave	Philadelphia	PA	19119-1726
TC132476	7301 Germantown Ave	Philadelphia	PA	19119-1726
TC132479	335 Church Ave	Chula Vista	CA	91910
TC132482	1300 E Colorado St	Glendale	CA	91205
TC132485	9583 Brewerton Rd	Brewerton	NY	13029
TC132494	905 3rd St SE	Cedar Rapids	IA	52401-2330
TC132495	29950 439th Ave	Utica	SD	57067-5518
TC132498	780 State Street	New Haven	CT	06511
TC132502	21150 Dumetz Rd	Woodland Hills	CA	91364-4532
TC132505	5215 Cutler Lake Rd	Blue Rock	OH	43720
TC132510	127 South St	Oyster Bay	NY	11771
TC132511	Industrial Pkwy	Boston Heights	OH	44236
TC132513	Tecolote Drive, Lot #7	Fallbrook	CA	92026
TC132520	3636 E Main St	Mesa	AZ	85205
TC132533	200 Arco Pl	Independence	KS	67301
TC132534	200 Arco Pl	Independence	KS	67301
TC132548	5642 Campus Dr	Virginia Beach	VA	23462
TC132554	8752 N Highway 83	Parker	CO	80134
TC132555	3901 S Paper Birch Ln	Wasilla	AK	99654
TC132558	225 NW 150th St	Edmond	OK	73013
TC132566	2601 Searles Ave	Las Vegas	NV	89101
TC132581	180 W Washington St	Chicago	IL	60602
TC132596	45527 Highway 79	Aguanga	CA	92536
TC132599	1700 S Flamingo Rd	Davie	FL	33325
TC132600	909 Castleton Ave	Staten Island	NY	10310
TC132604	2900 Purchase St	Purchase	NY	10577
TC132605	2900 Purchase St	Purchase	NY	10577
TC132606	2900 Purchase St	Harrison	NY	10577
TC132635	25511 E Smoky Hill Rd	Aurora	CO	80016
TC132637	25511 E Smoky Hill Rd	Aurora	CO	80016
TC132648	795 Sipe Rd	York Haven	PA	17370-9787
TC132649	233 Baseline Rd	La Verne	CA	91750
TC132650	233 Baseline Rd	La Verne	CA	91750
TC132653	550 Pharr Rd NE	Atlanta	GA	30305
TC132654	550 Pharr Rd NE	Atlanta	GA	30305
TC132685	545X County Road 371	Water Valley	MS	38965
TC132698	227 N Central Ave	Glendale	CA	91202
TC132699	227 N Central Ave	Glendale	CA	91202
TC132712	2525 New Hope Rd	Heath Springs	SC	29058
TC132746	49 South Rd	Bolton	CT	06043-7415
TC132748	322 KY Hwy 392	Cynthiana	KY	41031
TC132752	8612 Hwy 178	Olive Branch	MS	38654
TC132753	1329 Gladys Ave	Long Beach	CA	90804
TC132782	5800 Southwest Ave	Sacramento	CA	95824
TC132783	5800 Southwest Ave	Sacramento	CA	95824
TC132790	1529 Industrial Ct	Arlington	TX	76011
TC132791	1529 Industrial Ct	Arlington	TX	76011
TC132793	1529 Industrial Ct	Arlington	TX	76011
TC132796	3756 Lee Road	Shaker Heights	OH	44120
TC132797	3756 Lee Road	Shaker Heights	OH	44120
TC132800	Interstate 55	Grenada	MS	38901
TC132829	720 Mother Gaston Blvd	Brooklyn	NY	11212
TC132830	720 Mother Gaston Blvd	Brooklyn	NY	11212

Asset Number	Address	City	State	Zip
TC142863	6101 Monmouth Ave	Ventnor City	NJ	08406
TC142885	2390 W Sam Houston Pkwy N	Houston	TX	77043
TC142909	Boeppler Rd	Leavenworth	KS	66048
TC142912	3701 Chestnut St	Philadelphia	PA	19104-3104
TC142913	7900 S County Road 5	Windsor	CO	80528
TC142928	1601 S Donaghey Ave	Conway	AR	72034
TC142929	518 E 187th St	Bronx	NY	10458-6659
TC142930	518 E 187th St	Bronx	NY	10458-6659
TC142955	780 Vaca Valley Pkwy	Vacaville	CA	95688
TC142958	40614 US HWY 20-26	Casper	WY	82604-6305
TC142966	1000 Pine Ave	Long Beach	CA	90813-3201
TC142998	2512 W Lincolnway	Cheyenne	WY	82001
TC143009	265 Sunrise Hwy	Rockville Centre	NY	11570
TC143010	265 Sunrise Hwy	Rockville Centre	NY	11570
TC143014	300 S Red Rd	Shepherd	TX	77371-3724
TC143018	1213 Jackson By-Pass Rd	Jackson	NC	27845
TC143019	1100 NE 163rd St	North Miami Beach	FL	33162-4515
TC143027	1217 S 3rd Ave	Wausau	WI	54401
TC143033	330 Trousdale Dr	Chula Vista	CA	91910
TC143040	82420 215th St	Hayward	MN	56043-4045
TC143042	6121 Moline St	Houston	TX	77087
TC143052	22097 COLO HWY 6	KEYSTONE	CO	80435
TC143056	1970 Diablo Rd	Danville	CA	94506-2056
TC143059	1970 Diablo Rd	Danville	CA	94506-2056
TC143060	1970 Diablo Rd	Danville	CA	94506-2056
TC143061	1970 Diablo Rd	Danville	CA	94506-2056
TC143066	4310 Edenhurst Ave	Los Angeles	CA	90039
TC143070	51 W 84th Ave	Thornton	CO	80260
TC143072	51 W 84th Ave	Thornton	CO	80260
TC143073	51 W 84th Ave	Thornton	CO	80260
TC143074	150 Hidden Valley Rd	Livingston	TX	77351
TC143077	827 Glenside Ave	Wyncote	PA	19095-1221
TC143078	827 Glenside Ave	Wyncote	PA	19095-1221
TC143080	251 10th St	Hoboken	NJ	07030
TC143082	3001 Government St	Baton Rouge	LA	70806-5504
TC143102	1550 W 88th Ave	Thornton	CO	80260
TC143103	76 Community Ave	Plainfield	CT	06374
TC143130	1073 Main St	Millis	MA	02054
TC143137	1150 Golden Cir Bldg 11	Golden	CO	80401-3623
TC143145	911 Main St	Kansas City	MO	64105-2009
TC143148	6885 Southwest Freeway	Houston	TX	77074
TC143175	2560 San Ramon Valley Blvd	San Ramon	CA	94583-1604
TC143180	3333 S Brea Canyon Rd	Diamond Bar	CA	91765
TC143183	8639 Seneca Tpke	New Hartford	NY	13413-4972
TC143184	136 N Main St	Concord	NH	03301
TC143185	136 N Main St	Concord	NH	03301
TC143208	1820 Spence St	Baltimore	MD	21230-1355
TC143209	1510 W Mosher St	Baltimore	MD	21217-2175
TC143210	1510 W Mosher St	Baltimore	MD	21217-2175
TC143214	51 Tower Road	Cocolalla	ID	83813
TC143215	51 Tower Road	Cocolalla	ID	83813
TC143216	51 Tower Road	Cocolalla	ID	83813
TC143230	536 Old Orchard Trl	Pittsburgh	PA	15238-5100
TC143240	11093 27 Mile Rd	Washington	MI	48094-3903
TC143246	8300 Rex Rd	Pico Rivera	CA	90660-3719
TC143251	2646 Palma Dr	Ventura	CA	93003
TC143254	1914 Washington Ave N	Minneapolis	MN	55411-3427
TC143256	1900 Walker Ave	Monrovia	CA	91016
TC143262	5291 S Us Highway 59	Nacogdoches	TX	75964-8427
TC143263	233 Kersten Rd	Sealy	TX	77474-8569
TC143264	506 E 2nd St	Lancaster	TX	75146
TC143376	2535 S Kinnickinnic Ave	Milwaukee	WI	53207
TC143380	10 Osborne Ter	Newark	NJ	07108-1700
TC143387	8324 Skokie Blvd	Skokie	IL	60077
TC143390	3-5351 Kuhio Hwy	Lihue	HI	96766-9151
TC143398	100 E Ferguson St	Tyler	TX	75702-5759
TC143399	100 E Ferguson St	Tyler	TX	75702-5759
TC143405	314 Hidden Valley Dr	Garrison	TX	75946-8147
TC143414	123 Dry Bridge Rd	Charlottesville	VA	22903-7453
TC143415	123 Dry Bridge Rd	Charlottesville	VA	22903-7453
TC143416	123 Dry Bridge Rd	Charlottesville	VA	22903-7453
TC143605	26 Brighton Pl	Smyrna	DE	19977
TC143606	912 Baltimore Ave	Kansas City	MO	64105-1772
TC143617	731-733 S 13th St	Newark	NJ	07103-1753

Asset Number	Address	City	State	Zip
TC143618	419 N Buchanan St	Lafayette	LA	70501-4349
TC143621	4100 W Fillmore St	Chicago	IL	60624-3907
TC143622	4100 W Fillmore St	Chicago	IL	60624-3907
TC143623	4100 W Fillmore St	Chicago	IL	60624-3907
TC143624	3025 E 3300 S Ste D	Salt Lake City	UT	84109
TC143630	512 Gallivan Blvd	Dorchester Center	MA	02124
TC143638	1130 US Highway 22	Lebanon	NJ	08833-4209
TC143639	1130 US Highway 22	Lebanon	NJ	08833-4209
TC143642	5500 Us Highway 59 N	Lufkin	TX	75901-0554
TC143643	119 Jones Ln	Garrison	TX	75946-6345
TC143644	14707 S Dixie Hwy	Miami	FL	33176-7948
TC143645	14707 S Dixie Hwy	Miami	FL	33176-7948
TC143646	14707 S Dixie Hwy	Miami	FL	33176-7948
TC143649	14707 S Dixie Hwy	Miami	FL	33176-7948
TC143653	4268 Swisher Rd	Denton	TX	76208-6719
TC143658	2325 S Main St	Los Angeles	CA	90015-3008
TC143661	52 E Arverne Ave	Ocean Gate	NJ	08740
TC143662	52 E Arverne Ave	Ocean Gate	NJ	08740
TC143663	52 E Arverne Ave	Ocean Gate	NJ	08740
TC143664	52 E Arverne Ave	Ocean Gate	NJ	08740
TC143676	4101 University Dr	Anchorage	AK	99508-4625
TC143695	7301 NW Tiffany Springs Rd	Kansas City	MO	64153-1830
TC143696	646 Germantown Pike	Lafayette Hill	PA	19444
TC143698	3593 Fm 2782	Nacogdoches	TX	75964-2505
TC143701	1041 Old Hillsboro Rd	Henniker	NH	03242-4010
TC143707	100 Pond Lily Ave	New Haven	CT	06515-1106
TC143708	100 Pond Lily Ave	New Haven	CT	06515-1106
TC143710	6022 Two Ford Rd	Roanoke	VA	24018-7672
TC143711	225 Lordship Blvd	Stratford	CT	06615-7119
TC143712	225 Lordship Blvd	Stratford	CT	06615-7119
TC143720	9421 Largo Dr W Uppr	Upper Marlboro	MD	20774-4758
TC143721	9421 Largo Dr W Uppr	Upper Marlboro	MD	20774-4758
TC143727	100 Carpenter Ave	Middletown	NY	10940-2154
TC143740	2454 Kennesaw Due West Rd NW	Kennesaw	GA	30152-3526
TC143764	3003 N University Dr	Sunrise	FL	33322
TC143765	3003 N University Dr	Sunrise	FL	33322
TC143787	696 Willoughby Ave	Brooklyn	NY	11206
TC143790	2182 Flatbush Ave	Brooklyn	NY	11234
TC153892	1424 Maxim Southard Rd	Howell	NJ	07731
TC153911	1200 Orange Ave	Corcoran	CA	93212-9609
TC153954	3008 Hyde Park Blvd	Los Angeles	CA	90043
TC153958	233 N New Ballas Rd.	Creve Coeur	MO	63146
TC153968	635 Oxford St	Chula Vista	CA	91911-2610
TC153993	4711 Berwyn House Rd	College Park	MD	20740-2480
TC154002	1700 Denison Ave	Cleveland	OH	44109
TC154151	363 S Garden Way	Eugene	OR	97401-8042
TC154175	4370-4380 Alvarado Canyon Rd	San Diego	CA	92120-4301
TC154177	3200 N Military Trl	Boca Raton	FL	33431-6343
TC154180	8790 S Highway 97	Redmond	OR	97756
TC154201	7902 15th Ave	Brooklyn	NY	11228-2549
TC154207	Lincoln St	Franklin	MA	02038-1047
TC154220	2619 Preston Ave	Pasadena	TX	77503-3734
TC154222	5440 W Northern Ave	Glendale	AZ	85301-1406
TC154231	58 US 202	RINDGE	NH	03461
TC154234	8777 169Th St	Jamaica	NY	11432-4463
TC154241	960 Holmdel Rd	Holmdel	NJ	07733-2138
TC154255	2012 Westwood Northern Blvd	Cincinnati	OH	45225-1524
TC154265	1951 Ames Blvd	Marrero	LA	70072-4743
TC154267	1250 E Franklin Ave	Pomona	CA	91766-5449
TC154268	1250 E Franklin Ave	Pomona	CA	91766-5449
TC154286	6115 N Farm Road 141	Springfield	MO	65803-8487
TC154292	6280 W North Ave	Chicago	IL	60639-2528
TC154311	33494 Stoney Creek Ave	Seward	AK	99664
TC154312	33494 Stoney Creek Ave	Seward	AK	99664
TC154330	2828 N 59th Ave	Phoenix	AZ	85035
TC154343	808 14th St SW	Loveland	CO	80537-6331
TC154345	9450 Manor Mountain Ct	Moreno Valley	CA	92555
TC154348	242 N Sutter St	Stockton	CA	95202-2402
TC154349	242 N Sutter St	Stockton	CA	95202-2402
TC154350	242 N Sutter St	Stockton	CA	95202-2402
TC154371	7618 SW 215th St	Douglass	KS	67039-8274
TC154372	2001 Beach Street	Fort Worth	TX	76103
TC154382	346 Frog Pond Rd	Little Egg Harbor Twp	NJ	08087
TC154383	825 Radio Rd	Little Egg Harbor Twp	NJ	08087

Asset Number	Address	City	State	Zip
TC154384	825 Radio Rd	Little Egg Harbor Twp	NJ	08087
TC154387	1203 N Us Highway 1	Ormond Beach	FL	32174
TC154388	1203 N Us Highway 1	Ormond Beach	FL	32174
TC154395	706 Milton Grove Rd	Mount Joy	PA	17552-8837
TC154402	21003 E Bradshaw Rd	Fairfield	WA	99012-9792
TC154406	104 Birdie Hills Rd	St Peters	MO	63376
TC154428	7313 Northern Blvd	East Syracuse	NY	13057-9736
TC154451	7576 State Route 48	Waynesville	OH	45068
TC154454	5450 Texas 176	Andrews	TX	79714
TC154462	431-433 Kennedy Blvd.	Bayonne	NJ	07002
TC154471	2830 N 42nd Street	Phoenix	AZ	85008-1432
TC154486	2840 Valentine Ave	Bronx	NY	10458
TC154493	140 N Virginia St	Reno	NV	89501-1406
TC154526	2610 Wycliffe	Raleigh	NC	27607
TC154578	4864 Dempster St	Skokie	IL	60077-2253
TC154610	4030 William Flynn Hwy	Allison Park	PA	15101
TC164683	935 W Wisconsin Ave	Milwaukee	WI	53233-2310
TC164686	28 W. Cook St.	Manteno	IL	60950
TC164691	Ew139 Rd	Holdenville	OK	74848
TC164710	2113 Grubbs Rd.	Sealy	TX	77474
TC164721	35162 C30 Apt Le	Le Mars	IA	51031-8056
TC164735	50 Morgan Street	Hartford	CT	06120
TC164737	1431 Lainson Ave	Fort Dodge	IA	50501-8739
TC164738	2020 NW Glassow Dr	Bend	OR	97703-5642
TC164739	12345 W 95th St	Lenexa	KS	66215-3853
TC164740	12345 W 95th St	Lenexa	KS	66215-3853
TC164742	940 N. Durfee Ave	South El Monte	CA	91733-4408
TC164750	101 Heitmann Dr	Lincoln	IL	62656
TC164758	3900 W Us Highway 95	Somerton	AZ	85350
TC164760	10147 West Florissant Rd	Dellwood	MO	63135
TC164776	40 W 4th St	Dayton	OH	45402-1857
TC164777	40 W 4th St	Dayton	OH	45402-1857
TC164779	40 W 4th St	Dayton	OH	45402-1857
TC164795	33425 Idyllwild Rd	Creswell	OR	97426-9368
TC164805	5707 South Simms Street	Littleton	CO	80127
TC164814	45 Eisenhower Drive	Paramus	NJ	07652
TC164815	45 Eisenhower Drive	Paramus	NJ	07652
TC164816	45 Eisenhower Drive	Paramus	NJ	07652
TC164820	1200 Orange Ave	Corcoran	CA	93212-9609
TC164826	331 Fulton St	Peoria	IL	61602-1486
TC164834	2337 Silveria Ct	Santa Clara	CA	95054-1352
TC164835	2337 Silveria Ct	Santa Clara	CA	95054-1352
TC164841	1710 Cypress Creek Pkwy.	Houston	TX	77090
TC164845	1320 Goshen Ave	Fort Wayne	IN	46808
TC164858	Frankfort Road and SH 190 Frontage Road	Dallas	TX	75287-5704
TC164859	8125 Shepherd Rd	Shepherd	MT	59079-3830
TC164863	839 Landon Dr	Bullhead City	AZ	86429
TC164864	2 Wilmington Park	Chadds Ford	PA	19317
TC164889	3970 Clear View Frontage Rd	Colorado Springs	CO	80911-1220
TC164899	951 Herriot Dr	Mauston	WI	53948-2013
TC164912	14 Queens Folly Rd	Hilton Head Island	SC	29928-5110
TC164913	14 Queens Folly Rd	Hilton Head Island	SC	29928-5110
TC164915	4111 S Darlington Ave	Tulsa	OK	74135
TC164916	4111 S Darlington Ave	Tulsa	OK	74135
TC164917	4111 S Darlington Ave	Tulsa	OK	74135
TC164923	1970 Diablo Rd	Danville	CA	94506-2056
TC164942	1655 Valley Rd	Wayne	NJ	07470-2044
TC164962	11986 Lancaster Street	Millersport	OH	43046
TC164970	5914 Lost Horizon Dr	Austin	TX	78759-6213
TC165005	20792 Bango Rd	Fallon	NV	89406
TC165024	250 E 1st St	Azusa	CA	91702
TC165233	1729 Signal Point Rd	Charleston	SC	29412-8028
TC165234	1728 Signal Point Road	Charleston	SC	29412
TC165244	251 E Schrock Rd	Wasilla	AK	99654
TC165295	3728 W 3980 N	Moore	ID	83255
TC165298	1345 Deer Mountain Ct. a/k/a 1355 Dear Mount Ct.	Ketchikan	AK	99901-6707
TC165309	1771 E Palomar St	Chula Vista	CA	91913
TC165362	6499 W 65th St	Bedford Park	IL	60638-5118
TC165363	6648 S Narragansett Ave	Bedford Park	IL	60638-5112
TC165371	30690 Aldine Westfield Rd	Spring	TX	77386-3339
TC165380	15041 SE 288th St	Kent	WA	98042-4525
TC165394	1290 Ocean Ave	Brooklyn	NY	11230
TC165407	600 Central Ave	Great Falls	MT	59401-3179
TC165408	7847 Highway B	Perryville	MO	63775-5755

Asset Number	Address	City	State	Zip
TC165425	4225 Sioux Ln	McHenry	IL	60050
TC165426	4225 Sioux Ln	McHenry	IL	60050
TC165430	351 Riverdale Avenue	Brooklyn	NY	11212-4048
TC165431	319 East Idaho Street	Paul	ID	83347
TC165433	82 Mechanic St	Pawcatuck	CT	06379
TC165441	12251 N 32nd St	Phoenix	AZ	85032-7189
TC165447	529 Miller St sudivided out of 323 Miller Street	Navasota	TX	77868
TC165449	5263 Agro Dr	Frederick	MD	21703
TC165450	5263 Agro Dr	Frederick	MD	21703
TC165456	727 S Schifferdecker Ave	Joplin	MO	64801-3524
TC165462	Horse Creek Rd	Darien	GA	31305
TC165463	Horse Creek Rd	Darien	GA	31305
TC165470	331 Osborne Ter	Newark	NJ	07112-2050
TC165471	W229N1420 Westwood Dr	Waukesha	WI	53186-1175
TC165480	320 Lawndale St	Fayetteville	NC	28306-2835
TC165484	1259 N Church St	Moorestown	NJ	08057
TC165506	4920 Hunting Creek Church Rd	Hamptonville	NC	27020-7749
TC165528	8910 SE Fuller Rd	Happy Valley	OR	97086-3610
TC165530	8840 Warner Ave Ste 204	Fountain Valley	CA	92708-3233
TC165531	8840 Warner Ave Ste 204	Fountain Valley	CA	92708-3233
TC176227	104 S Center St	Goldsboro	NC	27530-4829
TC176255	6951 West Little York Rd.	Houston	TX	77040
TC176320	9034 County Road 144	Brainerd	MN	56401-1829
TC176353	29000 S Western Ave	Rancho Palos Verdes	CA	90275-0818
TC176395	21247 Questhaven Rd	San Marcos	CA	92078-3410
TC176413	201 Union Blvd	West Islip	NY	11795-3007
TC176414	201 Union Blvd	West Islip	NY	11795-3007
TC176417	317 FM- 89	Abilene	TX	79606-6603

EXHIBIT A

INITIAL BUDGET

$33,538 Operating Expense through December 31, 2018

US-DOCS\100390964.8

EXHIBIT B

FORM OF MANAGER REPORT

US-DOCS\100390964.8

Landmark Infrastructure Partners GP LLC -- Monthly Report
Today's Date (Date of Submission)	6/5/2018
Beginning of Period	[____]
End of Period	[____]

PRINCIPAL NOTE BALANCE
Series 2018-1	BOP Balance	Targeted Paydown	Unpaid Carryforward Amort from Previous	Actual Paydown	Unpaid Amort Amt	EOP Balance	Coupon	Interest Due
Series 2018-1 Class C	95,530,000.00	-	-	-	-	95,530,000.00	3.970%	-
Series 2018-1 Class D	13,180,000.00	-	-	-	-	13,180,000.00	4.700%	-
Series 2018-1 Class F	16,730,000.00	-	-	-	-	16,730,000.00	5.920%	-
Total	125,440,000.00	-	-	-	-	125,440,000.00	4.31%	-
TOTAL	125,440,000.00	-	-	-	-	125,440,000.00	4.31%	-

ACCOUNT BALANCES
	Beginning Period	End Period
Collection Account	-	-
Impositions and Reserve Account	-	-
Advance Rents Reserve Account	783,378.00	783,378.00
Site Acquisition Account (if any)	-	-
Yield Maintenance Reserve Account (if any)	-	-

ANNUALIZED NET CASH FLOW
Current Period
Scheduled NTM Rent (based on the minimum Rent payable by Tenants during such 12 month period)	-
Average Contingent Rent paid by Tenants during past 12 months	-
Annualized Revenue	-
Annualized Net Cash Flow (=98.25% x Annualized Revenue)	-

DSCR

DSCR = (a) over (b)
(a) Annualized Net Cash Flow	-
Less: 12 months Monthly Amortization Amounts	$0

(b) Sum of the following:
Next 12 months interest	-
Per Annum Indenture Trustee Fee	-
Per Annum Servicer Fee	-
Less: Annualized Yield Maintenance Amount (if applicable)	-

TRIGGERS
		Requirement	Actual	Result
Cash Trap Condition	DSCR	1.30x	0.00x	PASS/FAIL
Amortization Period	DSCR	1.15x	0.00x	PASS/FAIL
Manager Replacement	DSCR	1.10x	0.00x	PASS/FAIL

TENANT QUALITY TESTS
	Requirement	Actual	Result
% of Annualized Revenue for all Tenant Site Assets that have an Investment Grade Rating	40%	-	PASS/FAIL
% of Annualized Net Cash Flow represented by Mortgaged Tenant Site Assets	95%	-	PASS/FAIL

EXHIBIT C

FORM OF MANAGER EXTENSION LETTER

US-DOCS\100390964.8

LMRK ISSUER CO III LLC

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

LANDMARK INFRASTRUCTURE PARTNERS GP LLC

2141 Rosecrans Avenue, Suite 2100 El Segundo, CA 90245

[ __ ], 2018

Re: Extension of Management Agreement, dated as of June 6, 2018, by and among the LMRK Issuer Co III LLC (the “Issuer”), the Asset Entities from time to time party thereto and Landmark Infrastructure Partners GP LLC, as manager (the “Manager”)

Dear [ __ ]:

Reference is made to the Management Agreement, dated as of June 6, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Management Agreement”), by and among the LMRK Issuer Co III LLC (the “Issuer”), the Asset Entities from time to time party thereto and Landmark Infrastructure Partners GP LLC, as manager (the “Manager”). Capitalized terms not defined herein shall have the meanings set forth in the Management Agreement.

Pursuant to Section 22(a) of the Management Agreement, the initial Term of the Management Agreement was scheduled to expire at 5:00 P.M. (New York time) on [ __ ] (the “Initial Expiration Date”), which Term may be extended from time to time at the option of the Issuer, for successive one (1) month periods by written notice by the Issuer to that effect to the Manager on or prior to the then-current Expiration Date (an “Extension Notice”).

Pursuant to Section 22(a) of the Management Agreement, the Issuer hereby notifies you that the Issuer has elected to extend the term of the Management for an additional one (1) month period (so that the Expiration Date is the last day of the calendar month following the date of the Initial Expiration Date). The new Expiration Date will be [ __ ].

[Remainder of Page Intentionally Blank; Signature Page Follows]

Very truly yours,

LMRK ISSUER CO III LLC

By:
Name:
Title:

Copies to:

Wilmington Trust, National Association

1100 N. Market Street Wilmington, DE 19890

clmajor@wilmingtontrust.com

Midland Loan Services, a divison of PNC Bank, National Association

10851 Mastin Street, Suite 300

Overland Park, KS 66210 USA

Brandy.Toepfer@midlandls.com

[Signature Page to Extension Notice]